Exhibit 21.1

SUBSIDIARIES OF TRANSDIGM GROUP INCORPORATED

TransDigm Inc. is a wholly owned subsidiary of TransDigm Group Incorporated.

TransDigm Inc. owns, directly or indirectly, the following subsidiaries:

Name of Subsidiary	State of Jurisdiction of Incorporation or Organization
Acme Aerospace, Inc.	Delaware
Adams Rite Aerospace, Inc.	California
Advanced Inflatable Products Limited	England
AeroControlex Group, Inc.	Delaware
Aerosonic LLC	Delaware
Airborne Acquisition, Inc.	Delaware
Airborne Global, Inc.	Delaware
Airborne Holdings, Inc.	Delaware
Airborne Systems NA Inc.	Delaware
Airborne Systems North America Inc.	Delaware
Airborne Systems North America of CA Inc.	Delaware
Airborne Systems North America of NJ Inc.	New Jersey
Airborne Systems North America of NC Inc.	Delaware
Airborne Systems Canada Ltd.	Canada
Airborne UK Parent Limited	England
Airborne Systems France	France
Airborne Systems Group Limited	England
Airborne Systems Holdings Limited	England
Airborne Systems Limited	England
Airborne Systems Pension Trustee Limited	England
Airborne UK Acquisition Limited	England
Aircraft Materials Limited	England
Air-Sea Survival Equipment Trustee Limited	England
AmSafe, Inc.	Delaware
AmSafe—C Safe, Inc.	Delaware
AmSafe Aviation (Chongqing), Limited	China
AmSafe Bridport Limited	England
AmSafe Bridport (Kunshan) Co., Ltd.	China
AmSafe Bridport (Private) Limited	Sri Lanka
AmSafe Commercial Products, Inc.	Delaware
AmSafe Commercial Products, (Kunshan) Co. Ltd.	China
AmSafe Global Holdings, Inc.	Delaware
AmSafe Global Services (Private) Limited	Sri Lanka
AmSafe Industries, Inc.	Delaware
AmSafe Services India Ltd.	India
AP Global Acquisition Corp.	Delaware
AP Global Holdings, Inc.	Delaware

Name of Subsidiary	State of Jurisdiction of Incorporation or Organization
Arkwin Industries, Inc.	New York
Aviation Technologies, Inc.	Delaware
Avionic Instruments LLC	Delaware
Avionics Specialties, Inc.	Virginia
AvtechTyee, Inc.	Washington
Beam’s Industries, Inc.	Oklahoma
Bridport—Air Carrier, Inc.	Washington
Bridport Erie Aviation, Inc.	Delaware
Bridport Holdings, Inc.	Delaware
Bridport Limited	England
Bruce Aerospace Inc.	Delaware
Bruce Industries, Inc.	Colorado
CDA InterCorp LLC	Florida
CEF Industries, LLC	Delaware
Champion Aerospace LLC	Delaware
Dukes Aerospace, Inc.	Delaware
Edlaw Limited	England
Electromech Technologies LLC	Delaware
Elektro-Metall Export Gesellschaft mit beschränkter Haftung	Germany
Elektro-Metall Paks KFT	Hungary
EME Holding GmbH	Germany
GC Parachutes Ltd.	England
HARCO LLC	Connecticut
Hartwell Corporation	California
Irvin Aerospace Limited	England
Irvin-GQ Limited	Wales
Kunshan AmSafe Commercial Products Co., Ltd.	China
Malaysian Aerospace Services, Inc.	Delaware
Marathon Power Technologies Limited	England
MarathonNorco Aerospace, Inc.	Delaware
McKechnie Aerospace DE, Inc.	Delaware
McKechnie Aerospace (Europe) Ltd.	England
McKechnie Aerospace Holdings, Inc.	Delaware
McKechnie Aerospace Investments, Inc.	Delaware
McKechnie Aerospace US LLC	Delaware
Mecanismos De Matamoros S.A. de C.V.	Mexico
Militair Aviation, Ltd.	England
Schneller Asia Pte. Ltd.	Singapore
Schneller Holdings LLC	Delaware
Schneller International Sales Corp.	Ohio
Schneller LLC	Delaware
Schneller S.A.R.L.	France
Semco Instruments, Inc.	Delaware
Skurka Aerospace Inc.	Delaware
Technical Airborne Components Limited	England
Technical Airborne Components Industries SPRL	Belgium

Name of Subsidiary	State of Jurisdiction of Incorporation or Organization
Texas Rotronics, Inc.	Texas
Transicoil (Malaysia) Sendirian Berhad	Malaysia
Traniscoil LLC	Delaware
TransDigm Germany GmbH	Germany
TransDigm Receivables LLC	Delaware
Whippany Actuation Systems, LLC	Delaware